Opportunity Growth Portfolio
a series of LB SERIES FUND, INC.
625 Fourth Avenue South
Minneapolis, Minnesota 55415

VOTING INSTRUCTION FORM FOR
SPECIAL MEETING OF SHAREHOLDERS
To be Held on April 7, 2004

The undersigned hereby appoints John O. Gilbert, Pamela J. Moret, Karl D. Anderson, Brett L. Agnew, John C. Bjork, James E. Nelson, or Marlene J. Nogle or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 at 8:00 a.m. Central Time on April 7, 2004, or at any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting and Proxy Statement. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged. The Board of Directors recommends a vote "For" each proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

                                                      VOTE VIA THE INTERNET:  https://vote.proxy-direct.com
                                                      VOTE VIA THE TELEPHONE:  1-866-235-4258

                                                      ------------------------------------------------------------------------------
                                                      Control Number:  999 9999 9999 999
                                                      ------------------------------------------------------------------------------

                                                      Note:  Please sign exactly as your name appears hereon.  If shares are held jointly, either holder may sign.  Corporate proxies should be signed by an authorized officer.

                                                      ---------------------------------------------------------------------
                                                      Signature

                                                      ---------------------------------------------------------------------
                                                      Signature of joint owner, if any

                                                      ---------------------------------------------------------------------
                                                      Date

[Opportunity Growth Portfolio]

This voting instruction form is solicited on behalf of the Board of Directors of LB Series Fund, Inc. You must mark the box "abstain" if you wish to abstain. Absentions have the same effect as votes cast AGAINST the proposal. If no choice is indicated, this proxy will be voted affirmatively on these matters. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The Board of Directors recommends a vote FOR the proposal.

To vote, mark a block below in blue or black ink as follows:   Example:    [X]

                                                                                        FOR            AGAINST              ABSTAIN
1.   To approve a proposed  Plan of  Reorganization  that  provides that (a)            [  ]           [  ]                 [  ]
     all  of  the  assets  of  the  Opportunity  Growth  Portfolio  will  be transferred  to the Mid Cap Growth  Portfolio  in exchange  for the Mid
     Cap Growth  Portfolio's  shares of equal dollar  value;  (b) the stated
     accrued and unpaid  liabilities  of the  Opportunity  Growth  Portfolio will be assumed by the Mid Cap Growth  Portfolio;  (c) the  Opportunity
     Growth  Portfolio  will  distribute  pro rata to its  shareholders,  in complete  liquidation,  the  shares  of the  Mid Cap  Growth  Portfolio received  in  exchange  for its  net  assets;  and (d) the  Opportunity
     Growth Portfolio will cease to exist.

Every shareholder's vote is important! Please sign, date and return your voting instruction form today!